Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
Arcosa, Inc. Announces Second Quarter 2026 Results

DALLAS, Texas - ARCOSA, Inc. - August 5, 2026:
Arcosa, Inc. (NYSE: ACA) (“Arcosa,” the “Company,” “We,” or “Our”), a provider of infrastructure-related products and solutions, today announced results for the second quarter ended June 30, 2026.

Second Quarter 2026 Continuing Operations Highlights(1)
Excludes results from the barge business in both periods.

	Three Months Ended June 30,
	2026	2025	% Change

	($ in millions, except per share amounts)
Revenues	$658.7	$647.5	2%
Income from continuing operations	$50.9	$50.5	1%
Adjusted Net Income from continuing operations(2)	$55.5	$53.0	5%
Diluted EPS from continuing operations	$1.03	$1.03	—%
Adjusted Diluted EPS from continuing operations(2)	$1.13	$1.08	5%
Adjusted EBITDA from continuing operations(2)	$145.9	$139.5	5%
Adjusted EBITDA Margin from continuing operations(2)	22.1%	21.5%	60 bps
Net cash provided (required) by operating activities - continuing operations	$(24.7)	$38.0	N.M
Free Cash Flow(2)	$(51.0)	$16.8	N.M

N.M. - not meaningful
bps - basis points
(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the results of operations and cash flows for the barge business for the three and six months ended June 30, 2026 have been classified as discontinued operations. Results of prior periods have been recast to reflect these changes and present results on a comparable basis.
(2) Non-GAAP financial measure. See reconciliation tables included in this release.

Antonio Carrillo, President and Chief Executive Officer, commented, “Our second quarter results reflect solid operational execution by our teams, driving 5 percent Adjusted EBITDA growth and 60 basis points of margin expansion. Robust double-digit Adjusted EBITDA expansion in utility structures more than offset planned lower volumes in wind towers and heavy rainfall that impacted our construction materials businesses, particularly across our Texas operations. Our aggregates business continued to improve unit profitability, which grew 5 percent, through disciplined cost management despite disruptive weather and higher energy costs year-over-year.”

Commenting on its previously announced transaction with CRH, which is expected to close in the first quarter of 2027, subject to customary closing conditions, including stockholder approval and required regulatory clearance, Mr. Carrillo said, “We continue to work toward completing this value-creating combination while staying focused on delivering on our business priorities for the benefit of our customers and stockholders.”

972.942.6500	arcosa.com

Second Quarter 2026 Results and Commentary

All comparisons are versus the prior year quarter unless noted otherwise.

Construction Products
•Revenues increased 1% to $357.0 million primarily due to higher volumes in trench shoring and the contributions of recent aggregates acquisitions, partially offset by lower revenues in our organic aggregates and asphalt businesses, which were impacted by wet weather during the quarter.
•Aggregates Freight-Adjusted Revenues decreased slightly due to 2% lower volume. Organic aggregates volumes declined mid-single digits primarily due to increased rainfall in Texas. Aggregates Freight-Adjusted Average Sales Price increased 1% as pricing was diluted by recent acquisitions.
•Aggregates Adjusted Cash Gross Profit Margin expanded 190 basis points to 48.1% and Adjusted Cash Gross Profit per Ton increased 5%, benefitting from a 3% reduction in unit costs despite higher energy costs.
•Adjusted Segment EBITDA of $100.2 million was roughly flat as improved profitability in aggregates and higher contribution from trench shoring were mostly offset by lower asphalt volumes and a less favorable project mix in our asphalt paving business.
•Adjusted Segment EBITDA Margin decreased 20 basis points to 28.1% from 28.3% in the prior period. Freight-Adjusted Segment EBITDA Margin was 30.0% compared to 31.0% in the prior period.

Engineered Structures
•Revenues increased 3% to $301.7 million. For utility and related structures, revenues increased 12% driven by higher volumes and pricing in utility structures, partially offset by lower lighting and telecom revenues. In line with expectations, wind tower revenues declined 19% due to lower planned volumes.
•Adjusted Segment EBITDA increased 13% to $61.4 million and margin expanded 180 basis points to 20.4% driven by robust growth in utility structures, more than compensating for the expected decrease in wind towers and lower volumes in lighting and telecom.
•During the quarter, segment results benefited from a $13.0 million gain recognized on the sale of a parcel of undeveloped industrial land located in Mexico which has been excluded from Adjusted Segment EBITDA.
•Order activity for our utility structures business remains strong as our customers focus on improving and expanding the electrical grid. We ended the second quarter with record backlog for utility and related structures of $648.1 million, which is up 49% from the start of the year. We expect to recognize 71% of the backlog in 2026.
•The backlog for our wind towers business at the end of the quarter was $537.4 million, of which we expect to recognize 28% during 2026 and 66% during 2027.

972.942.6500	2	arcosa.com

Corporate and Other Financial Notes
•Excluding acquisition and divestiture-related costs, which have been excluded from Adjusted EBITDA, corporate selling, general, and administrative expenses were $16.1 million, up from $15.7 million primarily due to compensation-related expenses.
•Acquisition and divestiture-related costs were $14.5 million in the second quarter, including those related to the pending transaction with CRH, compared to $0.5 million in the prior period.
•Interest expense totaled $23.1 million, a decrease of $5.4 million from the prior period primarily due to a reduction in outstanding debt year-over-year.
•The effective tax rate in the second quarter was 18.3% compared to 11.4% in the prior year. The increase in the effective tax rate was primarily due to a reduction in AMP tax credits due to lower wind tower volumes and a lower compensation-related benefit in the current period due to a change in timing of annual restricted stock vestings.

Cash Flow and Liquidity
•Operating cash flow from continuing operations was $(24.7) million compared to $38.0 million in the prior period. The decline was primarily due to a $(55.5) million increase in the use of cash for working capital primarily driven by higher receivables in Engineered Structures partially offset by higher advanced billings and accrued liabilities.
•Capital expenditures for continuing operations in the second quarter were $58.8 million, up $31.8 million from the prior period which reflects increased investment in our core growth platforms.
•Free Cash Flow from continuing operations for the quarter was $(51.0) million, down from $16.8 million in the prior period. On a year-to-date basis, Free Cash Flow from continuing operations in the current period was $(29.8) million, a slight improvement from $(32.3) million in the prior period.
•On April 1, 2026, the Company completed the sale of its barge business for $450 million. Net cash proceeds received at closing were approximately $429.9 million, after transaction closing costs. The sale resulted in a pre-tax gain of $359.7 million, which is reflected in discontinued operations.
•In April 2026, the Company used $83.0 million of cash proceeds from the sale of the barge business to prepay a portion of the outstanding term loan balance.
•During the quarter, we completed two acquisitions within our Construction Products segment for a combined purchase price of $24.9 million. These transactions include recycled aggregates operations in New Jersey and expand our presence into Colorado.
•Net Debt to Adjusted EBITDA was 1.9x for the trailing twelve months.
•We ended the quarter with $432.1 million of cash and cash equivalents and no borrowings on our $700 million revolving credit facility.

Pending Acquisition by CRH
As previously announced on June 22, 2026, Arcosa and CRH have entered into a merger agreement for CRH to acquire 100% of Arcosa in an all-cash transaction for $150 per share. The transaction is expected to close in the first quarter of 2027, subject to the satisfaction or waiver of customary closing conditions set forth in the merger agreement, including, among other things, approval by the Company's stockholders and the receipt of required regulatory approvals. In connection with the transaction, the Company filed a definitive proxy statement on August 3, 2026 (the “Proxy Statement”) with the SEC. The Proxy Statement was first mailed to stockholders of the Company on or about August 4, 2026, which included the notice of the special meeting date on September 4, 2026 to consider the Company Stockholder Approval.

Due to the pending merger, Arcosa is not hosting a quarterly conference call to review its second quarter results and is suspending its practice of providing financial guidance.

972.942.6500	3	arcosa.com

Non-GAAP Financial Information
This earnings release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP financial measures to the closest GAAP measure are included in the accompanying tables to this earnings release.

About Arcosa
Arcosa, Inc. (NYSE:ACA), headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction materials and engineered structures. Beginning with the first quarter of 2026, Arcosa reports its financial results in two principal business segments: Construction Products and Engineered Structures. For more information, visit www.arcosa.com.

Additional Information Regarding the Merger and Where to Find It
This communication may be deemed to be solicitation material in respect of the transactions contemplated by the merger agreement. In connection with the Merger and with the solicitation of proxies for the special meeting of stockholders, the Company has filed with the SEC the Proxy Statement, and the Company may file other relevant materials with the SEC. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or mail to its stockholders in connection with the Merger. BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, FILED OR THAT WILL BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A definitive Proxy Statement was mailed to the Company’s stockholders on or about August 4, 2026. Investors and securityholders may obtain the Proxy Statement free of charge from the SEC’s website or from the Company. The documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at the Investor Relations section of https://ir.arcosa.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them from Investor Relations by email at InvestorResources@arcosa.com, or by telephone at 972.942.6500. The information included on, or accessible through, the Company’s website is not incorporated by reference into, and does not form a part of, this communication.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from Company stockholders in connection with the Merger. Additional information regarding the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other relevant materials filed with the SEC, and may be found in the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, its Annual Report on Form 10-K for the year ended December 31, 2025, and subsequently filed statements of beneficial ownership on Forms 3, 4 and 5. These documents are available free of charge at the SEC’s website at www.sec.gov and from the Company as described above.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

972.942.6500	4	arcosa.com

Cautionary Statements Regarding Forward-Looking Statements
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These statements also constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” “plans,” “goal,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to the ability of the parties to complete the Merger on the anticipated terms and timing, or at all; the satisfaction or waiver of the conditions to the completion of the Merger, including obtaining the required Company Stockholder Approval and regulatory approvals; the risk that the Company’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; the possibility that competing offers to the Merger will be made; litigation relating to the Merger instituted against the Company or its directors or officers, including the delay, expense or other effects of any outcomes related thereto; the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations, including during the pendency of the Merger; the ability of the Company to retain, motivate and hire key personnel during the pendency of the Merger; the diversion of management’s time and attention from ordinary course business operations to completion of the Merger; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Merger; certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unexpected costs, liabilities or delays associated with the transaction; the response of competitors to the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; assumptions, risks and uncertainties regarding the failure to achieve the expected benefits of acquisitions or divestitures; market conditions and customer demand for Arcosa’s business products and services; the impact of Arcosa's level of indebtedness; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; the impact of inflation and costs of materials; restrictions or closures of critical supply routes such as the Strait of Hormuz; impacts from the Inflation Reduction Act and One Big Beautiful Bill Act; the delivery or satisfaction of any backlog or firm orders; the impact of pandemics on Arcosa’s business; the impact of tariffs; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see “Risk Factors” and the “Forward-Looking Statements” section of “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Arcosa's Form 10-K for the year ended December 31, 2025 and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

972.942.6500	5	arcosa.com

INVESTOR CONTACTS

Erin Drabek	David Gold
VP of Investor Relations	ADVISIRY Partners

T 972.942.6500	T 212.661.2220
InvestorResources@arcosa.com	David.Gold@advisiry.com
MEDIA CONTACT

Media@arcosa.com
TABLES TO FOLLOW

972.942.6500	6	arcosa.com

Arcosa, Inc.
Condensed Consolidated Statements of Operations(1)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$658.7	$647.5	$1,230.4	$1,195.1
Cost of revenues	503.0	497.2	953.8	936.9
Gross profit	155.7	150.3	276.6	258.2
Selling, general, and administrative expenses	89.1	70.0	164.9	141.0
Other operating income	(17.7)	(1.7)	(19.7)	(5.8)
Operating profit	84.3	82.0	131.4	123.0

Interest expense	23.1	28.5	47.1	56.8
Interest income	(3.7)	(1.3)	(5.3)	(3.1)
Other nonoperating (income) expense	2.6	(2.2)	2.7	(2.1)
	22.0	25.0	44.5	51.6
Income from continuing operations before income taxes	62.3	57.0	86.9	71.4
Provision for income taxes	11.4	6.5	12.7	9.3
Income from continuing operations	50.9	50.5	74.2	62.1
Income from discontinued operations, net of income taxes	277.6	9.2	292.1	21.2
Net income	$328.5	$59.7	$366.3	$83.3

Net income per common share:
Basic from continuing operations	$1.03	$1.03	$1.51	$1.27
Basic from discontinued operations	5.65	0.19	$5.94	$0.43
Total basic	$6.68	$1.22	$7.45	$1.70

Diluted from continuing operations	$1.03	$1.03	$1.51	$1.27
Diluted from discontinued operations	5.64	0.19	$5.92	$0.43
Total diluted	$6.67	$1.22	$7.43	$1.70
Weighted average number of shares outstanding:
Basic	49.1	48.9	49.1	48.8
Diluted	49.2	49.0	49.2	48.9

(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the results of operations and cash flows for the barge business for the three and six months ended June 30, 2026 have been classified as discontinued operations. Results of prior periods have been recast to reflect these changes and present results on a comparable basis.

972.942.6500	7	arcosa.com

Arcosa, Inc.
Condensed Segment Data(1)
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenues:	2026	2025	2026	2025
Aggregates	$191.5	$194.0	$366.0	$359.3
Specialty materials and asphalt	134.2	133.3	204.6	206.5
Aggregates intrasegment sales	(12.8)	(10.3)	(17.3)	(14.4)
Construction materials	312.9	317.0	553.3	551.4
Construction site support	44.1	37.5	80.0	65.9
Construction Products	357.0	354.5	633.3	617.3

Utility and related structures	230.6	205.2	456.0	401.0
Wind towers	71.1	87.8	141.1	176.8
Engineered Structures	301.7	293.0	597.1	577.8
Consolidated Total	$658.7	$647.5	$1,230.4	$1,195.1

	Three Months Ended June 30,		Six Months Ended June 30,
Operating profit (loss):	2026	2025	2026	2025
Construction Products	$55.1	$58.6	$70.0	$76.9
Engineered Structures	62.0	42.4	111.8	81.2
Segment Total	117.1	101.0	181.8	158.1
Corporate	(32.8)	(19.0)	(50.4)	(35.1)
Consolidated Total	$84.3	$82.0	$131.4	$123.0

Backlog:	June 30, 2026	December 31, 2025	June 30, 2025
Engineered Structures:
Utility and related structures	$648.1	$434.9	$450.0
Wind towers	$537.4	$627.8	$598.6

(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the results of operations and cash flows for the three and six months ended June 30, 2026 have been classified as discontinued operations. Results of prior periods have been recast to reflect these changes and present results on a comparable basis. Additionally, the Transportation Products segment is no longer a reportable segment since there are no remaining operations.

972.942.6500	8	arcosa.com

Arcosa, Inc.
Condensed Consolidated Balance Sheets(1)
(in millions)
(unaudited)

	June 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$432.1	$214.6
Receivables, net of allowance	559.0	412.6
Inventories	364.2	335.9
Current assets of discontinued operations	—	93.7
Other	55.6	49.7
Total current assets	1,410.9	1,106.5

Property, plant, and equipment, net	2,097.9	2,045.3
Goodwill	1,348.2	1,329.0
Intangibles, net	312.5	310.8
Deferred income taxes	7.3	7.2
Non-current assets of discontinued operations	—	74.2
Other assets	125.1	112.2
	$5,301.9	$4,985.2
Current liabilities:
Accounts payable	$223.5	$213.3
Accrued liabilities	191.7	169.7
Advance billings	29.4	25.9
Current liabilities of discontinued operations	—	86.3
Current portion of long-term debt	7.7	8.5
Total current liabilities	452.3	503.7

Debt	1,429.0	1,514.3
Deferred income taxes	330.5	230.8
Non-current liabilities of discontinued operations	—	2.9
Other liabilities	106.8	92.1
	2,318.6	2,343.8
Stockholders' equity:
Common stock	0.5	0.5
Capital in excess of par value	1,691.2	1,710.0
Retained earnings	1,308.7	947.3
Accumulated other comprehensive loss	(17.1)	(16.4)
	2,983.3	2,641.4
	$5,301.9	$4,985.2

(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the assets and liabilities of the barge business in prior periods are presented as discontinued operations.

972.942.6500	9	arcosa.com

Arcosa, Inc.
Condensed Consolidated Statements of Cash Flows(1)
(in millions)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net income	$366.3	$83.3
Income from discontinued operations, net of income taxes	292.1	21.2
Income from continuing operations	74.2	62.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	111.5	105.9
Stock-based compensation expense	12.3	12.8
Gain on disposition of assets and sale of businesses	(19.7)	(5.8)
Provision for deferred income taxes	20.8	9.1
(Increase) decrease in other assets	0.6	2.0
Increase (decrease) in other liabilities	0.3	(3.5)
Other	(0.3)	(2.0)
Net changes in current assets and liabilities	(166.3)	(163.7)
Net cash provided by operating activities - continuing operations	33.4	16.9
Net cash provided by operating activities - discontinued operations	27.3	43.6
Net cash provided by operating activities	60.7	60.5
Investing activities:
Proceeds from disposition of assets	39.1	10.8
Capital expenditures	(102.3)	(60.0)
Cash received (paid) for acquisitions	(84.7)	17.6
Net cash required by investing activities - continuing operations	(147.9)	(31.6)
Net cash provided (required) by investing activities - discontinued operations	428.5	(1.8)
Net cash provided (required) by investing activities	280.6	(33.4)
Financing activities:
Payments to retire debt	(87.6)	(6.6)
Shares repurchased	(17.5)	—
Dividends paid to common stockholders	(4.9)	(5.0)
Purchase of shares to satisfy employee tax on vested stock	(13.8)	(12.4)
Debt issuance costs	—	(0.7)
Net cash required by financing activities - continuing operations	(123.8)	(24.7)
Net increase in cash and cash equivalents	217.5	2.4
Cash and cash equivalents at beginning of period	214.6	187.3
Cash and cash equivalents at end of period	$432.1	$189.7

(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the results of operations and cash flows for the barge business for the three and six months ended June 30, 2026 have been classified as discontinued operations. Results of prior periods have been recast to reflect these changes and present results on a comparable basis.

972.942.6500	10	arcosa.com

Arcosa, Inc.
Reconciliation of Adjusted Net Income and Adjusted Diluted EPS
(unaudited)

GAAP does not define “Adjusted Net Income” and it should not be considered as an alternative to earnings measures defined by GAAP, including net income. We use this metric to assess the operating performance of our consolidated business. We adjust net income for certain items that are not reflective of the normal operations of our business to provide investors with what we believe is a more consistent comparison of earnings performance from period to period.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Income from continuing operations	$50.9	$50.5	$74.2	$62.1
(Gain) loss on disposition of assets and sale of businesses, net of tax(1)	(6.5)	2.1	(6.5)	1.9
Impact of acquisition and divestiture-related expenses, net of tax(2)	11.1	0.4	12.9	1.0
Adjusted Net Income from continuing operations	55.5	53.0	80.6	65.0
Income from discontinued operations, net of tax	277.6	9.2	292.1	21.2
Adjusted Net Income	$333.1	$62.2	$372.7	$86.2

GAAP does not define “Adjusted Diluted EPS” and it should not be considered as an alternative to earnings measures defined by GAAP, including diluted EPS. We use this metric to assess the operating performance of our consolidated business. We adjust diluted EPS for certain items that are not reflective of the normal operations of our business to provide investors with what we believe is a more consistent comparison of earnings performance from period to period.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in dollars per share)
Diluted EPS from continuing operations	$1.03	$1.03	$1.51	$1.27
(Gain) loss on disposition of assets and sale of businesses(1)	(0.13)	0.04	(0.13)	0.04
Impact of acquisition and divestiture-related expenses(2)	0.23	0.01	0.26	0.02
Adjusted Diluted EPS from continuing operations	1.13	1.08	$1.64	$1.33
Diluted EPS from discontinued operations	5.64	0.19	$5.92	$0.43
Adjusted Diluted EPS	$6.77	$1.27	$7.56	$1.76

(1) Represents the gain recognized on the sale of a parcel of undeveloped industrial land located in Mexico, included in other operating income, net of the related foreign currency adjustment included in other non-operating (income) expense, and the loss recognized on the change in the estimated fair value of the earnout on the steel components business, which was sold in 2024.
(2) Expenses associated with acquisitions and divestitures, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, separation, and other transaction costs.

972.942.6500	11	arcosa.com

Arcosa, Inc.
Reconciliation of Adjusted EBITDA
($ in millions)
(unaudited)

“EBITDA” is defined as net income plus interest, taxes, depreciation, depletion, and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define EBITDA or Adjusted EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including net income. We use Adjusted EBITDA to assess the operating performance of our consolidated business, as a metric for incentive-based compensation, as a measure within our lending arrangements, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry, we believe Adjusted EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Revenues.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025	2026
Revenues	$658.7	$647.5	$1,230.4	$1,195.1	$2,535.4

Income from continuing operations	50.9	50.5	74.2	62.1	166.5
Add:
Interest expense, net	19.4	27.2	41.8	53.7	90.3
Provision for income taxes	11.4	6.5	12.7	9.3	24.7
Depreciation, depletion, and amortization expense(1)	58.0	54.2	111.5	105.9	221.1
EBITDA from continuing operations	139.7	138.4	240.2	231.0	502.6
Add (less):
(Gain) loss on disposition of assets and sale of businesses(2)	(10.8)	2.8	(10.8)	2.5	1.4
Impact of acquisition and divestiture-related expenses(3)	14.4	0.5	16.7	1.3	17.5
Impairment charge	—	—	—	—	1.6
Other, net (income) expense	2.6	(2.2)	2.7	(2.1)	3.2
Adjusted EBITDA from continuing operations	$145.9	$139.5	$248.8	$232.7	$526.3
Adjusted EBITDA Margin from continuing operations	22.1%	21.5%	20.2%	19.5%	20.8%
(1) Includes the impact of the fair value markup of acquired long-lived assets.
(2) Represents the gain recognized on the sale of a parcel of undeveloped industrial land located in Mexico and the loss recognized on the change in the estimated fair value of the earnout on the steel components business, which was sold in 2024.
(3) Expenses associated with acquisitions and divestitures, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, separation, and other transaction costs.

972.942.6500	12	arcosa.com

Arcosa, Inc.
Reconciliation of Adjusted Segment EBITDA
($ in millions)
(unaudited)
“Segment EBITDA” is defined as segment operating profit plus depreciation, depletion, and amortization. “Adjusted Segment EBITDA” is defined as Segment EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define Segment EBITDA or Adjusted Segment EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including segment operating profit. We use Adjusted Segment EBITDA to assess the operating performance of our businesses, as a metric for incentive-based compensation, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry we believe Adjusted Segment EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items, which can vary significantly depending on many factors. “Adjusted Segment EBITDA Margin” is defined as Adjusted Segment EBITDA divided by Revenues.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025	2026
Construction Products
Revenues	$357.0	$354.5	$633.3	$617.3	$1,326.2

Operating Profit	55.1	58.6	70.0	76.9	182.8
Add: Depreciation, depletion, and amortization expense(1)	45.2	41.8	85.6	80.4	169.9
Segment EBITDA	100.3	100.4	155.6	157.3	352.7
Add: Impact of acquisition and divestiture-related expenses(2)	(0.1)	—	0.3	—	0.3
Add: Impairment charge	—	—	—	—	1.6
Adjusted Segment EBITDA	$100.2	$100.4	$155.9	$157.3	$354.6
Adjusted Segment EBITDA Margin	28.1%	28.3%	24.6%	25.5%	26.7%

Engineered Structures
Revenues	$301.7	$293.0	$597.1	$577.8	$1,209.2

Operating Profit	62.0	42.4	111.8	81.2	199.6
Add: Depreciation and amortization expense(1)	12.4	12.0	25.0	24.7	49.4
Segment EBITDA	74.4	54.4	136.8	105.9	249.0
Less: Gain on disposition of assets and sale of businesses(3)	(13.0)	—	(13.0)	—	(13.0)
Adjusted Segment EBITDA	$61.4	$54.4	$123.8	$105.9	$236.0
Adjusted Segment EBITDA Margin	20.4%	18.6%	20.7%	18.3%	19.5%

Operating Loss - Corporate	$(32.8)	$(19.0)	$(50.4)	$(35.1)	$(97.7)
Add: Impact of acquisition and divestiture-related expenses - Corporate(2)	14.5	0.5	16.4	1.3	17.2
Add: Loss on disposition of assets and sale of businesses(4)	2.2	2.8	2.2	2.5	14.4
Add: Corporate depreciation expense	0.4	0.4	0.9	0.8	1.8
Adjusted EBITDA from continuing operations	$145.9	$139.5	$248.8	$232.7	$526.3
(1) Includes the impact of the fair value markup of acquired long-lived assets.
(2) Expenses associated with acquisitions and divestitures, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, separation, and other transaction costs.
(3) Represents the gain recognized on the sale of a parcel of undeveloped industrial land located in Mexico.
(4) Represents the loss recognized on the change in the estimated fair value of the earnout on the steel components business, which was sold in 2024.

972.942.6500	13	arcosa.com

Arcosa, Inc.
Reconciliation of Non-GAAP Measures for Construction Products
(in millions, except per ton amounts)
(unaudited)

“Aggregates Freight-Adjusted Revenues” is defined as aggregates revenues less freight and delivery, which are pass-through activities, and other revenues, which are largely service related. We use this metric to calculate “Aggregates Freight-Adjusted Average Sales Price”, which is Aggregates Freight-Adjusted Revenues divided by shipments. “Aggregates Adjusted Cash Gross Profit” is defined as aggregates gross profit plus depreciation, depletion, and amortization and adjusted for certain items that are not reflective of the normal earnings of our business. “Aggregates Adjusted Cash Gross Profit Per Ton” is Aggregates Adjusted Cash Gross Profit divided by shipments. GAAP does not define these metrics and they should not be considered as alternatives to earnings measures defined by GAAP, including aggregates revenues and aggregates gross profit. We believe that this presentation is consistent with our competitors. These metrics are used by analysts and investors in comparing a company's performance on a consistent basis.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Aggregates
Aggregates revenues	$191.5	$194.0	$366.0	$359.3
Less: Freight and other revenues	(35.3)	(35.3)	(63.7)	(62.5)
Aggregates Freight-Adjusted Revenues	156.2	158.7	302.3	296.8

Aggregates gross profit	47.2	48.2	86.7	82.9
Add: Depreciation, depletion, and amortization	28.1	25.1	51.5	47.2
Add: Impact of acquisition and divestiture-related expenses	(0.1)	—	0.3	—
Aggregates Adjusted Cash Gross Profit	$75.2	$73.3	$138.5	$130.1

Aggregates shipments - tons	8.7	8.9	16.7	16.6
Aggregates Freight-Adjusted Average Sales Price	$17.95	$17.83	$18.10	$17.88
Aggregates Adjusted Cash Gross Profit per Ton	$8.64	$8.24	$8.29	$7.84

“Freight-Adjusted Revenues” for Construction Products is defined as segment revenues less freight and delivery, which are pass-through activities. GAAP does not define Freight-Adjusted Revenues and it should not be considered as alternatives to earnings measures defined by GAAP, including revenues. We use Freight-Adjusted Revenues in the review of our operating results. We also believe that this presentation is consistent with our competitors. As a widely used metric by analysts and investors, this metric assists in comparing a company's performance on a consistent basis. “Freight-Adjusted Segment EBITDA Margin” is defined as Freight-Adjusted Revenues divided by Adjusted Segment EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Construction Products
Revenues	$357.0	$354.5	$633.3	$617.3
Less: Freight revenues	(23.4)	(30.3)	(45.3)	(52.5)
Freight-Adjusted Revenues	$333.6	$324.2	$588.0	$564.8

Adjusted Segment EBITDA(1)	$100.2	$100.4	$155.9	$157.3
Adjusted Segment EBITDA Margin(1)	28.1%	28.3%	24.6%	25.5%

Freight-Adjusted Segment EBITDA Margin	30.0%	31.0%	26.5%	27.9%
(1) See Reconciliation of Adjusted Segment EBITDA table.

972.942.6500	14	arcosa.com

Arcosa, Inc.
Reconciliation of Free Cash Flow and Net Debt to Adjusted EBITDA
($ in millions)
(unaudited)

GAAP does not define “Free Cash Flow” and it should not be considered as an alternative to cash flow measures defined by GAAP, including cash flow from operating activities. We define Free Cash Flow as cash provided by operating activities less capital expenditures net of the proceeds from the disposition of property, plant, equipment, and other assets. We use this metric to assess the liquidity of our consolidated business. We present Free Cash Flow for the convenience of investors who use it in their analysis and for shareholders who need to understand the metric we use to assess performance and monitor our cash and liquidity positions.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash provided (required) by operating activities - continuing operations	$(24.7)	$38.0	$33.4	$16.9
Capital expenditures	(58.8)	(27.0)	(102.3)	(60.0)
Proceeds from disposition of assets	32.5	5.8	39.1	10.8
Free Cash Flow from continuing operations	$(51.0)	$16.8	$(29.8)	$(32.3)

GAAP does not define “Net Debt” and it should not be considered as an alternative to cash flow or liquidity measures defined by GAAP. The Company uses Net Debt, which it defines as total debt minus cash and cash equivalents to determine the extent to which the Company’s outstanding debt obligations would be satisfied by its cash and cash equivalents on hand. The Company also uses “Net Debt to Adjusted EBITDA”, which it defines as Net Debt divided by Adjusted EBITDA for the trailing twelve months as a metric of its current leverage position. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions.

June 30, 2026
Total debt excluding debt issuance costs	$1,450.8
Cash and cash equivalents	432.1
Net Debt	$1,018.7

Adjusted EBITDA from continuing operations (trailing twelve months)	$526.3
Net Debt to Adjusted EBITDA	1.9

972.942.6500	15	arcosa.com